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                                                                     EXHIBIT 5.1



                                 August 5, 1997



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

            Re: General Growth Properties, Inc.
                Registration Statement on Form S-3
                Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

     We are counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), and, in such capacity, we have assisted in the preparation and filing with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale from time to time of shares of the Company's common stock, $.10 par value (the "Common Stock"), for an aggregate offering price not to exceed $4,844,409.

     As such counsel, we have examined the Registration Statement, and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations of the Company, its officers and its other representatives, and public officials.

     Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that the Common Stock covered by the Registration Statement, when delivered in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

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Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

     Please be advised that Marshall E. Eisenberg, a partner of our firm, is the Secretary of the Company. In addition, certain partners of our firm, attorneys associated with our firm and members of their respective families own shares of Common Stock.

                                        Very truly yours,

                                        /s/ Neal, Gerber & Eisenberg